Exhibit 10.19

LOAN AGREEMENT

Borrower: Shenzhen Building DreamStar Technology Ltd. (formerly known as Shenzhen Sky Star Business Incubator Co. , Ltd. before November 20, 2018 and hereinafter referred to as party A)

Legal Representative: Li Xiaohua

Lender: Shenzhen Skyscraper Star Enterprise Management Co., Ltd. (hereinafter referred to as party B)

Legal Representative: Li Houde

On the principle of equality, voluntariness and good faith, party A and party B have reached an agreement on the loan. This contract is hereby concluded for the Strict Observance and performance of both parties.

1.	Amount borrowed

Both parties of the contract agree upon negotiation, and Party B will lend a total of RMB million to Party A (uppercase:            million yuan).

2.	Purpose of the loan

Party A shall use the borrowed funds for operating funds.

3.	Interest rate and interests

The interest rate of the loan under this contract shall be zero.

4.	Repayment

Party A shall repay the loan in installments with payment amount and schedules subject to Party A’s discretion based on its financials conditions and operating results.

5.	Account number

Party A shall designate the following bank account number as the account number of the loan and guarantee its authenticity and effectiveness. Party B shall remit the money borrowed under this contract to this account.

Account name: Shenzhen Sky Star Business Incubator Co. , Ltd.

Bank: China Merchants Bank Shenzhen Branch

Account number:

6.	Other contractual matters

None.

7.	Dispute settlement

The matters not covered in this contract and the disputes arising from the performance of this contract shall be settled by both parties through negotiation. If no agreement can be reached, the disputes shall be under the jurisdiction of the People’s Court where the contract is signed.

8.	Other matters

This contract shall come into force on the day when it is signed by the Legal Representatives or entrusted agents of both parties and affixed with the company seal or the special seal of the contract.

This contract is in duplicate, and each party shall hold one copy.

Borrower: Shenzhen Building DreamStar Technology Ltd. (Seal)
Legal Representative:	/s/ Li Xiaohua
Date:

Lender: Shenzhen Skyscraper Star Enterprise Management Co. , Ltd. (Seal)
Legal Representative:	/s/ Li Houde
Date:

Schedule of Material Differences

Both parties entered into multiple loan agreements under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Date of Agreement	Amount Borrowed
1	August 8, 2016	RMB2 million
2	September 1, 2016	RMB1 million
3	September 7, 2016	RMB1 million
4	September 25, 2016	RMB1.5 million
5	September 27, 2017	RMB1.5 million
6	October 11, 2016	RMB1 million
7	December 27, 2016	RMB5 million
8	January 11, 2017	RMB5 million
9	February 7, 2017	RMB10 million
10	March 17, 2017	RMB8 million
11	May 16, 2017	RMB10 million
12	August 28, 2017	RMB25 million
13	March 14, 2018	RMB10 million
14	May 24, 2018	RMB8 million
15	August 28, 2018	RMB10 million
16	October 18, 2018	RMB90 million
Total		RMB189 million